UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 24, 2015 (April 20, 2015)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2015, Comstock Holding Companies, Inc. (the “Company”) received a deficiency letter (the “Notice Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising that, based on the closing bid price of the Company’s Class A common stock for the previous 30 consecutive business days prior to the date of the Nasdaq letter, we do not comply with the minimum bid price requirement of $1.00 per share, as required by Listing Rule 5550(a)(2). The notification has no immediate effect on the listing of our shares of Class A common stock on Nasdaq.

The Company has a grace period of 180 calendar days to regain compliance with the minimum closing price requirement for continued listing. If at any time during the 180-day grace period, the minimum closing bid price per share of the Company’s Class A common stock closes at or above $1.00 for a period of ten consecutive business days, the Company will regain compliance and the matter will be closed. In the event that we do not regain compliance within the 180-day grace period, we may be eligible to receive an additional 180-day grace period, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on Nasdaq, except for the bid price requirement, and provides written notice of its intention to cure the minimum bid price deficiency during the second 180-day grace period. If the Company fails to regain compliance after the second 180-day grace period, the Company’s Class A common stock will be subject to delisting by Nasdaq.

At our annual meeting of stockholders expected to be held on June 17, 2015, we will seek stockholder approval for amendments to the Company’s Restated Certificate of Incorporation to effect a reverse stock split. The rationale and the ratio of the reverse stock split, if implemented in the discretion of the Company’s Board of Directors, is discussed more fully in the Company’s Preliminary Proxy Statement filed with the Securities and Exchange Commission on April 17, 2015. The Company believes that if effected, the reverse stock split will have the effect of increasing the price of its Class A common stock and will assist Comstock in regaining compliance with Nasdaq’s minimum bid price requirement.

On April 23, 2015, the Company issued a press release regarding its receipt of the Notice Letter, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description

99.1	Press Release dated April 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2015

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente

Christopher Clemente,
Chief Executive Officer